UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2025

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. First Avenue, Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Banner Corporation (the “Company”) and its wholly-owned subsidiary Banner Bank (the “Bank”) announced in May 2024 the promotion of James M. Costa to the position of Chief Operating Officer of the Bank in addition to Mr. Costa’s existing position as the Bank’s Executive Vice President and Chief Risk Officer. The Company disclosed in May 2024 the compensatory arrangements related to Mr. Costa’s promotion, including that he was eligible to receive an award of restricted stock units with a value of up to $300,000, the amount of which was to be determined by the Bank’s Compensation and Human Capital Committee or Board of Directors no later than the end of October 2024 based on specified criteria. The criteria were achieved in May 2025 and the Bank’s Board of Directors determined on July 22, 2025 to grant Mr. Costa an award of restricted stock units, effective August 1, 2025, in the amount of $300,000. The award is subject to a three-year vesting schedule, with one-third of the shares vesting on each of the first three anniversaries of the date of the grant.

Item 9.01 Financial Statements and Exhibits.*

(d)    Exhibits

104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: August 4, 2025	By: /s/ Mark J. Grescovich
Mark J. Grescovich
President and Chief Executive Officer